UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2023

RUBIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38586	46-2688109
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o Verdolino & Lowey, P.C. 124 Washington Street, Suite 101 Foxborough, MA	02035
(Address of registrant’s principal executive office)	(Zip code)

(508) 543-1720 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RUBY	OTC market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On April 6, 2023, Pablo J. Cagnoni, M.D. notified Rubius Therapeutics, Inc. (the "Company") of his resignation as a member of the Company’s board of directors (the "Board"), effective immediately. Dr. Cagnoni's resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07 - Submission of Matters to a Vote of Security Holders.

On April 6, 2023, at a special meeting of stockholders (the “Special Meeting”) of the Company, the Company’s stockholders approved the liquidation and dissolution of the Company and the Plan of Liquidation and Dissolution (the “Plan of Dissolution”), which authorizes the Board to liquidate and dissolve the Company in accordance with the Plan of Dissolution. The proposal is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 9, 2023.

The number of shares of common stock entitled to vote at the Special Meeting was 90,482,951. The number of shares of common stock present or represented by proxy at the Special Meeting was 61,372,662.

Stockholders approved the proposal, with 60,495,500 votes cast for, 529,212 votes cast against and 347,950 votes abstained. There were 0 broker non-votes regarding the proposal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2023	RUBIUS THERAPEUTICS, INC.

	By:	/s/ Craig Jalbert
Craig Jalbert
President